dersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion the undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted  the undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the company assuming, any of the undersigned's responsibilities to comply with section 16 of the securities exchange act of 1934 this power of attorney shall remain in full force and effect until the undersigned is no longer required to file forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact in witness whereof, the undersigned has caused this power of attorney to be executed as of this 28th day of February 2008 gregory b maffei signature